Exhibit 99.1

NEWS RELEASE

Contacts:	Select Energy Services
Gary Gillette, CFO & SVP
Justin Briscoe, VP, Corporate Development
(940) 668-0259
IR@selectenergyservices.com

Dennard • Lascar Associates
Ken Dennard / Lisa Elliott
(713) 529-6600
WTTR@dennardlascar.com

SELECT ENERGY SERVICES ANNOUNCES

EXTENSION OF MERGER END DATE

GAINESVILLE, TX — September 19, 2017 — Select Energy Services, Inc. (NYSE: WTTR) (“Select” or “the Company”), a leading provider of total water solutions to the U.S. unconventional oil and gas industry, today announced that Select and Rockwater Energy Solutions, Inc. (“Rockwater”) have agreed to extend the end date in the previously announced Agreement and Plan of Merger from November 1, 2017 to December 31, 2017.  Completion of the Company’s merger with Rockwater remains subject to satisfaction or waiver of certain conditions, including the mailing of Select’s information statement describing the proposed merger to Select’s stockholders following completion of the Securities and Exchange Commission’s (the “SEC”) review of the information statement. Select and Rockwater expect the merger to close during the fourth quarter of 2017.

About Select Energy Services, Inc.

Select is a leading provider of total water solutions to the U.S. unconventional oil and gas industry.  Select provides for the sourcing and transfer of water (both by permanent pipeline and temporary pipe) prior to its use in the drilling and completion activities associated with hydraulic fracturing, as well as complementary water-related services that support oil and gas well completion and production activities, including containment, monitoring, treatment, flowback, hauling, and disposal.  For more information, please visit http://selectenergyservices.com.

About Rockwater Energy Solutions, Inc.

Rockwater Energy Solutions is a leading provider of comprehensive water management solutions to the North American unconventional oil and gas industry and believes it is the only company that provides complementary chemistry products and expertise in connection with its water solutions.  Rockwater’s water management solutions include water sourcing, transfer, treatment, testing, remote monitoring, and storage; site and pit surveys; flowback and well testing; fluids conditioning and recycling and field fluids logistics.  It also develops and manufactures a full suite of specialty chemicals used in the well completion process and production chemicals used to enhance performance over the producing life of a well, which the company believes gives it a unique competitive advantage in the energy industry.  Rockwater currently provides services to exploration and production companies and oilfield service companies operating in all the major shale and producing basins in North America, including the Permian Basin, the Mid-Continent (including the SCOOP/STACK plays), the Bakken, Western Canada, the Marcellus and Utica basins, the Rockies and the Eagle Ford. For more information, please visit http://www.rockwaterenergy.com.

Cautionary Statement Regarding Forward-Looking Statements

All statements in this communication other than statements of historical facts are forward-looking statements which contain our current expectations about our future results.  We have attempted to identify any forward-looking statements by using words such as “expect,” “will,” “estimate” and other similar expressions.  Although we believe that the expectations reflected, and the assumptions or bases underlying our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.  Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause our actual results, events or financial positions to differ materially from those included within or implied by such forward-looking statements.

Factors that could materially impact such forward-looking statements include, but are not limited to, the factors discussed or referenced in the “Risk Factors” section of the prospectus we filed with the SEC on April 24, 2017, relating to our recently completed initial public offering and the “Risk Factors” section of our most recent Quarterly Report on Form 10-Q filed with the SEC on August 11, 2017.

You should not place undue reliance on our forward-looking statements.  Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

Additional Information and Where to Find It

In connection with the Company’s proposed merger with Rockwater, the Company has filed and intends to file relevant materials with the SEC, including the Company’s information statement, which was filed with the SEC in preliminary form on September 8, 2017. Stockholders are advised to read all relevant documents filed with the SEC, including the Company’s information statement, because they will contain important information about the proposed transaction.  These documents will be available at no charge on the SEC’s website at www.sec.gov.  In addition, documents will also be available for free from Select by contacting the Company at 1820 N I-35, Gainesville, TX 76240 or (940) 668-1818.

WTTR-PR